POWER OF ATTORNEY

Know all men by these presents, that the undersigned hereby constitues and appoints each of Daniel A. Ninivaggi, Daniel G. Gordon, Laurie M. Harlow, Karen Rosbury, John L. MacCarthy, Elizabeth A. Nemeth, Erik B. Lundgren, Maria C. Guiao and Mary Mooney signing singly, the undersigned's true and lawful attorney-in-fact to:
1. execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Lear Corporation (the "Company"), (i) Forms 3, 4, 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and (ii) Forms 144 in accordance with the Securities Act of 1933, as amended, and the rules thereunder;
2. do
and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and 3.
take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shal be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally persent, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The under signed acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

This Power of Attoreny shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2005.
/s/ Raymond E. Scott


STATE OF MICHIGAN
COUNTY OF WAYNE

On this 15th day of August, 2005
Raymond E. Scott personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes herein contained.


IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


/s/ Cheryl Hastings, Notary Public
My Commission Expires: 09/05/2010